EXHIBIT 10.33

California Bank & Trust

Continuing Guaranty

Borrower: Collectors Finance Corporation, a California corporation

Guarantor: Collectors Universe, Inc., a Delaware corporation

Date: June 30, 2005

This Continuing Guaranty (this "Guaranty") is executed by the above-named guarantor ("Guarantor"), as of the above date, in favor of CALIFORNIA BANK & TRUST, a California banking corporation ("CB&T"), with offices at 550 South Hope Street, 3rd Floor, Los Angeles, California 90071, with respect to the Indebtedness (as hereinafter defined) of the above-named borrowers (jointly and severally, the "Borrower").

1.  Continuing Guaranty. Guarantor hereby unconditionally guarantees and promises to pay on demand to CB&T, at the address indicated above, or at such other address as CB&T may direct, in lawful money of the United States, and to perform for the benefit of CB&T, as and for Guarantor's own debt, all Indebtedness of Borrower now or hereafter owing to or held by CB&T, until the Indebtedness has been indefeasibly paid in full in accordance with Section 12 hereof. As used herein, the term "Indebtedness" is used in its most comprehensive sense and shall mean and include without limitation: (a) any and all debts, duties, obligations, liabilities, representations, warranties and guaranties of Borrower under that certain Loan and Security Agreement of even date herewith heretofore, now, or hereafter made, incurred, or created, however arising, whether voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, certain or uncertain, determined or undetermined, monetary or nonmonetary, written or oral, and whether Borrower may be liable individually or jointly with others, and regardless of whether recovery thereon may be or hereafter become barred by any statute of limitations, discharged or uncollectible in any bankruptcy, insolvency or other proceeding, or otherwise unenforceable; and (b) any and all amendments and modifications, of any or all of the foregoing, including without limitation amendments and modifications which are evidenced by any new or additional instruments, documents or agreements; and (c) any and all attorneys' fees, court costs, and collection charges incurred in endeavoring to collect or enforce any of the foregoing against Borrower, Guarantor, or any other person liable thereon (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof; provided, however, that unless this Guaranty is renewed by Guarantor, Indebtedness shall not include any of the foregoing relating to loans made by CB&T to Borrower after the date hereof. As used herein, the term "Borrower" shall include any successor to the business and assets of Borrower, and shall also include Borrower in its capacity as a debtor or debtor in possession under the federal Bankruptcy Code, and any trustee, custodian or receiver for Borrower or any of its assets, should Borrower hereafter become the subject of any bankruptcy or insolvency proceeding, voluntary or involuntary; and all indebtedness, liabilities and obligations incurred by any such person shall be included in the Indebtedness guaranteed hereby. This Guaranty is given in consideration for credit and other financial accommodations which may, from time to time, be given by CB&T to Borrower in CB&T's sole discretion, but Guarantor acknowledges and agrees that acceptance by CB&T of this Guaranty shall not constitute a commitment of any kind by CB&T to extend such credit or other financial accommodation to Borrower or to permit Borrower to incur Indebtedness to CB&T.

2.  Performance Under This Guaranty. In the event that Borrower fails to make any payment of any Indebtedness on or before the due date thereof, or perform, keep, observe or fulfill any obligation, agreement or covenant included in the Indebtedness on or before the due date thereof, Guarantor immediately shall cause such Indebtedness to by paid, performed, kept, observed, or fulfilled, as the case may be.

3.  Waivers. Guarantor hereby waives: (a) presentment for payment, notice of dishonor, demand, protest, and notice thereof as to any instrument, and, to the extent permitted by law, all other notices and demands to which Guarantor might be entitled, including without limitation notice of all of the following: the acceptance hereof; the creation, existence, or acquisition of any Indebtedness; the amount of the Indebtedness from time to time outstanding; any foreclosure sale or other disposition of any property which secures any or all of the Indebtedness or which secures the obligations of any other guarantor of any or all of the Indebtedness; any adverse change in Borrower's financial position; any other fact which might increase Guarantor's risk; any default, partial payment or non-payment of all or any part of the Indebtedness; the occurrence of any other Event of Default (as hereinafter defined); any and all agreements and arrangements between CB&T and Borrower and any changes, modifications, or extensions thereof, and any revocation, modification or release of any guaranty of any or all of the Indebtedness by any person (including without limitation any other person signing this Guaranty); (b) any right to require CB&T to institute suit against, or to exhaust its rights and remedies against, Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Indebtedness, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with CB&T or any indebtedness of CB&T to Borrower, or to exercise any other right or power, or pursue any other remedy CB&T may have; (c) any defense arising by reason of any disability or other defense of Borrower or any other guarantor or any endorser, co-maker or other person (other than payment in full of the Indebtedness), or by reason of the cessation from any cause whatsoever of any liability of Borrower or any other guarantor or any endorser, co-maker or other person, with respect to all or any part of the Indebtedness, or by reason of any act or omission of CB&T or others which directly or indirectly results in the discharge or release of Borrower or any other guarantor or any other person or any Indebtedness or any security therefor, whether by operation of law or otherwise; (d) any defense arising by reason of any failure of CB&T to obtain, perfect, maintain or keep in force any security interest in, or lien or encumbrance upon, any property of Borrower or any other person; (e) any defense based upon any failure of CB&T to give Guarantor notice of any sale or other disposition of any property securing any or all of the Indebtedness, or any defects in any such notice that may be given, or any failure of CB&T to comply with any provision of applicable law in enforcing any security interest in or lien upon any property securing any or all of the Indebtedness including, but not limited to, any failure by CB&T to dispose of any property securing any or all of the Indebtedness in a commercially reasonable manner; (f) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Borrower or any other guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Indebtedness (including without limitation any interest thereon), in or as a result of any such proceeding; and (g) the benefit of any and all statutes of limitation with respect to any action based upon, arising out of or related to this Guaranty. Until all of the Indebtedness has been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of Guarantor hereunder except the full performance and payment of all of the Indebtedness. If any claim is ever made upon CB&T for repayment or recovery of any amount or amounts received by CB&T in payment of or on account of any of the Indebtedness, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and CB&T repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over CB&T or any of its property, or by reason of any settlement or compromise of any such claim effected by CB&T with any such claimant (including without limitation the Borrower), then and in any such event, Guarantor agrees that any such judgment, decree, order, settlement and compromise shall be binding upon Guarantor, notwithstanding any revocation or release of this Guaranty or the cancellation of any note or other instrument evidencing any of the Indebtedness, or any release of any of the Indebtedness, and Guarantor shall be and remain liable to CB&T under this Guaranty for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by CB&T, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Guaranty. Until such time as the Indebtedness is paid in full, Guarantor hereby expressly and unconditionally postpones all rights of subrogation, reimbursement and indemnity of every kind against Borrower, and all rights of recourse to any assets or property of Borrower, and all rights to any collateral or security held for the payment and performance of any Indebtedness, including (but not limited to) any of the foregoing rights which Guarantor may have under any present or future document or agreement with any Borrower or other person, and including (but not limited to) any of the foregoing rights which Guarantor may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine. Neither CB&T, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing CB&T shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Guarantor or any other party through the ordinary negligence of CB&T, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing CB&T.

4.  Consents. Guarantor hereby consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, CB&T may, from time to time before or after revocation of this Guaranty, do any one or more of the following in CB&T's sole and absolute discretion: (a) accelerate, accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Indebtedness; (b) grant any other indulgence to Borrower or any other person in respect of any or all of the Indebtedness or any other matter; (c) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Indebtedness or any guaranty of any or all of the Indebtedness, or on which CB&T at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (d) substitute or add, or take any action or omit to take any action which results in the release of, any one or more endorsers or guarantors of all or any part of the Indebtedness, including, without limitation one or more parties to this Guaranty, regardless of any destruction or impairment of any right of contribution or other right of Guarantor; (e) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Indebtedness, including the rate of interest thereon; (f) apply any sums received from Borrower, any other guarantor, endorser, or co-signer, or from the disposition of any collateral or security, to any indebtedness whatsoever owing from such person or secured by such collateral or security, in such manner and order as CB&T determines in its sole discretion, and regardless of whether such indebtedness is part of the Indebtedness, is secured, or is due and payable; (g) apply any sums received from Guarantor or from the disposition of any collateral or security securing the obligations of Guarantor, to any of the Indebtedness in such manner and order as CB&T determines in its sole discretion, regardless of whether or not such Indebtedness is secured or is due and payable. Guarantor consents and agrees that CB&T shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Indebtedness. Guarantor further consents and agrees that CB&T shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Indebtedness which is not in the possession of CB&T. Without limiting the generality of the foregoing, CB&T shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Indebtedness.

5.  Account Stated. CB&T's books and records showing the account between it and the Borrower shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. CB&T's monthly statements rendered to Borrower shall be binding upon Guarantor (whether or not Guarantor receives copies thereof), and shall constitute an account stated between CB&T and Borrower, unless CB&T receives a written statement of Borrower's exceptions within 30 days after the statement was mailed to Borrower. Guarantor assumes full responsibility for obtaining copies of such monthly statements from Borrower, if Guarantor desires such copies.

6.  Exercise of Rights and Remedies; Foreclosure of Trust Deeds. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, CB&T may, from time to time, exercise any right or remedy it may have with respect to any or all of the Indebtedness or any property securing any or all of the Indebtedness or any guaranty thereof, including without limitation, judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any such property, and Guarantor expressly waives any defense based upon the exercise of any such right or remedy, notwithstanding the effect thereof upon any of Guarantor's rights, including without limitation, any destruction of Guarantor's right of subrogation against Borrower and any destruction of Guarantor's right of contribution or other right against any other guarantor of any or all of the Indebtedness or against any other person, whether by operation of Sections 580a, 580d or 726 of the California Code of Civil Procedure, or any comparable provisions of the laws of any other jurisdiction, or any other statutes or rules of law now or hereafter in effect, or otherwise. Pursuant to Section 2856 of the California Civil Code, Guarantor waives all rights and defenses that Guarantor may have because the Indebtedness is secured by real property. This means, among other things: (a) CB&T may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or any other guarantor; and (b) if CB&T forecloses on any real property collateral pledged by Borrower or any other guarantor: (i) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) CB&T may collect from Guarantor even if CB&T, by foreclosing on such real property collateral, has destroyed any right Guarantor may have to collect from Borrower or such other guarantor. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

7.  Right to Attachment Remedy. Guarantor agrees that, notwithstanding the existence of any property securing any or all of the Indebtedness, CB&T shall have all of the rights of an unsecured creditor of Guarantor, including without limitation the right to obtain a temporary protective order and writ of attachment against Guarantor with respect to any sums due under this Guaranty. Guarantor further agrees that in the event any property secures the obligations of Guarantor under this Guaranty, to the extent that CB&T, in its sole and absolute discretion, determines prior to the disposition of such property that the amount to be realized by CB&T therefrom may be less than the indebtedness of the Guarantor under this Guaranty, CB&T shall have all the rights of an unsecured creditor against Guarantor, including without limitation the right of CB&T, prior to the disposition of said property, to obtain a temporary protective order and writ of attachment against Guarantor. Guarantor waives the benefit of Section 483.010(b) of the California Code of Civil Procedure and of any and all other statutes and rules of law now or hereafter in effect requiring CB&T to first resort to or exhaust all such collateral before seeking or obtaining any attachment remedy against Guarantor. CB&T shall have no liability to Guarantor as a result thereof, whether or not the actual deficiency realized by CB&T is less than the anticipated deficiency on the basis of which CB&T obtains a temporary protective order or writ of attachment.

8.  Indemnity. Guarantor hereby agrees to indemnify and hold CB&T harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including without limitation attorneys' fees), of every nature, character and description, which CB&T may sustain or incur based upon or arising out of any of the Indebtedness, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between CB&T and Borrower, any actual or alleged failure of CB&T to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by CB&T relating in any way to Borrower or the Indebtedness (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of CB&T or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing CB&T). Notwithstanding any provision in this Guaranty to the contrary, the indemnity agreement set forth in this Section shall survive any termination or revocation of this Guaranty and shall for all purposes continue in full force and effect.

9.  Subordination. Any and all rights of Guarantor under any and all debts, liabilities and obligations owing from Borrower to Guarantor, including any security for and guaranties of any such obligations, whether now existing or hereafter arising, are hereby subordinated in right of payment to the prior payment in full of all of the Indebtedness. Notwithstanding the foregoing, until an Event of Default has occurred, Guarantor may receive payments in respect of any such subordinated obligations while Indebtedness is outstanding. If any Event of Default has occurred, Borrower and any assignee, trustee in bankruptcy, receiver, or any other person having custody or control over any or all of Borrower's property are hereby authorized and directed to pay to CB&T the entire unpaid balance of the Indebtedness before making any payments whatsoever to Guarantor, whether as a creditor, shareholder, or otherwise; and insofar as may be necessary for that purpose, Guarantor hereby assigns and transfers to CB&T solely as security for the obligations of Guarantor under this Section 9 all rights to any and all debts, liabilities and obligations owing from Borrower to Guarantor, including any security for and guaranties of any such obligations, whether now existing or hereafter arising, including without limitation any payments out of the business or assets of Borrower. Any amounts received by Guarantor in violation of the foregoing provisions shall be received and held as trustee for the benefit of CB&T and shall forthwith be paid over to CB&T to be applied to the Indebtedness in such order and sequence as CB&T shall in its sole discretion determine, without limiting or affecting any other right or remedy which CB&T may have hereunder or otherwise and without otherwise affecting the liability of Guarantor hereunder. Guarantor hereby expressly waives any right to set-off or assert any counterclaim against Borrower.

10.  Continuing Guaranty. This Guaranty includes Indebtedness arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Indebtedness, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Indebtedness after prior Indebtedness has been satisfied in whole or in part. Guarantor hereby waives and agrees not to assert any right Guarantor has under Section 2815 of the California Civil Code, or otherwise, to revoke this Guaranty as to future Indebtedness.

11.  Independent and Primary Liability. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to any of the agreements between Borrower and CB&T. Guarantor agrees that Guarantor is severally and not jointly and severally liable, with any other guarantor of the Indebtedness, to CB&T, to the extent set forth in Section 2 hereof, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action. Guarantor agrees that Guarantor's liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by CB&T of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security CB&T may at any time possess. Guarantor agrees that any release which may be given by CB&T to Borrower or any other guarantor shall not release Guarantor (other than as a result of payment in full of the Indebtedness). The liability of Guarantor hereunder shall not be affected, revoked, impaired, or reduced by any one or more of the following: (a) any direction as to the application of payment by Borrower or by any other party; or (b) any other continuing or restrictive guaranty or undertaking or any limitation on the liability of any other guarantor (whether under this Guaranty or under any other agreement); or (c) any payment on or reduction of any such other guaranty or undertaking; or (d) any revocation, amendment, modification or release of any such other guaranty or undertaking. Guarantor hereby expressly represents that he was not induced to give this Guaranty by the fact that there are or may be other guarantors either under this Guaranty or otherwise, and Guarantor agrees that any release of any one or more of such other guarantors shall not release Guarantor from his obligations hereunder either in full or to any lesser extent.

12.  Indefeasible Payment. The Indebtedness shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to CB&T are no longer subject to any right on the part of any person, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of Borrower's assets, to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, any portion of such payments to CB&T is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount CB&T is required to repay plus any and all costs and expenses (including attorneys' fees and expenses and attorneys' fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) paid by CB&T in connection therewith.

13.  Financial Condition of Borrower. Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty at Borrower's request and based solely upon his own independent investigation of all matters pertinent hereto, and Guarantor is not relying in any manner upon any representation or statement of CB&T with respect thereto. Guarantor represents and warrants that he is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower's financial condition and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting CB&T to furnish to him any information now or hereafter in CB&T's possession concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of continuing guaranty, which risks Guarantor acknowledges include without limitation the possibility that Borrower will incur additional Indebtedness for which Guarantor will be liable hereunder after Borrower's financial condition or ability to pay such Indebtedness has deteriorated and/or after bankruptcy or insolvency proceedings have been commenced by or against Borrower. Guarantor shall have no right to require CB&T to obtain or disclose any information with respect to the Indebtedness, the financial condition or character of Borrower, the existence of any collateral or security for any or all of the Indebtedness, the filing by or against Borrower of any bankruptcy or insolvency proceeding, the existence of any other guaranties of all or any part of the Indebtedness, any action or non-action on the part of CB&T, Borrower, or any other person, or any other matter, fact, or occurrence.

14.  Reports and Financial Statements of Guarantor. Guarantor shall, at its sole cost and expense, at any time and from time to time, prepare or cause to be prepared, and provide to CB&T upon CB&T's request (i) within ninety (90) days of the end of each fiscal year, copies of the Guarantor’s annual audited financial statements and reports concerning Guarantor for such periods of time as CB&T may designate, (ii)  within thirty (30) days of the end of each month, copies of the Guarantor’s interim financial statements (iii) any other information concerning Guarantor's business, financial condition or affairs as CB&T may request, and (iv) within fifteen (15) days after the filing thereof, copies of any and all foreign, federal, state and local tax returns and reports of or relating to Guarantor as CB&T may from time to time request. Guarantor hereby intentionally and knowingly waives any and all rights and privileges it may have not to divulge or deliver said tax returns, reports and other information which are requested by CB&T hereunder or in any litigation in which CB&T may be involved relating directly or indirectly to Borrower or to Guarantor. Guarantor further agrees immediately to give written notice to CB&T of any adverse change in Guarantor's financial condition. All reports and information furnished to CB&T hereunder shall be complete, accurate and correct in all respects. Whenever requested, Guarantor shall further deliver to CB&T a certificate signed by Guarantor warranting and representing that all reports, financial statements and other documents and information delivered or caused to be delivered to CB&T under this Guaranty, are complete, correct and thoroughly and accurately present the financial condition of Guarantor, and that there exists on the date of delivery of said certificate to CB&T no condition or event which constitutes an Event of Default under this Guaranty.

15.  Representations and Warranties. Guarantor hereby represents and warrants to CB&T that: (i) the execution, delivery and performance of this Guaranty do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Guarantor is a party or by which Guarantor is bound or affected; and (ii) there is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Guarantor which would be contravened by the execution, delivery, performance or enforcement of this Guaranty and the other agreements, instruments and documents executed by Guarantor in connection herewith (collectively, with this Guaranty, the "Guarantor Loan Documents"). Upon their execution and delivery in accordance with their respective terms, the Guarantor Loan Documents will constitute legal, valid and binding agreements and obligations of Guarantor enforceable against Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, and similar laws and equitable principles affecting the enforcement of creditors' rights generally; (iv) no approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of the Guarantor Loan Documents; and (v) it is in Guarantor's direct interest to assist Borrower in procuring credit, because Borrower is an affiliate of Guarantor, furnishes goods or services to Guarantor, purchases or acquires goods or services from Guarantor, and/or otherwise has a direct or indirect corporate or business relationship with Guarantor.

16.  Financial Covenants and Other Covenants.

(a)  Guarantor shall maintain at all times a maximum Total Liabilities to Tangible Net Worth ratio of 0.75:1.00, measured quarterly or such other ratio as CB&T may approve in writing following any merger, consolidation or acquisition approved by CB&T or any Permitted Acquisition;

(b)  Guarantor shall not experience two (2) consecutive quarterly pre-tax losses (exclusive of any expense associated with goodwill impairment) measured quarterly; and

(c)  Guarantor shall not experience a pre-tax loss in any fiscal year (exclusive of any expense associated with goodwill impairment).

(d)  Guarantor shall not merge or consolidated with or acquire any other person without CB&T’s prior written consent other than the Permitted Acquisitions.

(e)  Guarantor shall not declare or pay cash dividends upon any of its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock; provided, however, Guarantor may declare or pay cash dividends upon its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock so long as such cash dividends, property distributions, or stock redemptions, retirements or purchases do not exceed Guarantor’s annual net profit to be measured on an annual basis.

“Permitted Acquisitions” means acquisitions made by the Guarantor that do not exceed Five Million Dollars ($5,000,000) in the aggregate in any fiscal year.

“Tangible Net Worth” means the book value of Guarantor’s assets, less, goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, amounts due from affiliates, and any other assets of Guarantor that would be treated as intangible assets on Guarantor's balance sheet prepared in accordance with GAAP, less Total Liabilities.

“Total Liabilities” means, as of the date of determination, all obligations of the Guarantor that should be classified as liabilities on a balance sheet in accordance with GAAP.

Notwithstanding the foregoing, no default shall exist with respect to Guarantor not satisfying Section 16(a), (b) and (e) as a result of an acquisition, consolidation or merger not approved by CB&T for a period of three (3) months from the date of such acquisition, consolidation or merger.

17.  Costs. Whether or not suit be instituted, Guarantor agrees to reimburse CB&T on demand for all attorneys' fees and all other costs and expenses incurred by CB&T in enforcing this Guaranty, or arising out of or relating in any way to this Guaranty, or in enforcing any of the Indebtedness against Borrower, Guarantor, or any other person, or in connection with any property of any kind securing all or any part of the Indebtedness. Without limiting the generality of the foregoing, and in addition thereto, Guarantor shall reimburse CB&T on demand for all attorneys' fees and costs CB&T incurs in any way relating to Guarantor, Borrower or the Indebtedness, in order to: obtain legal advice; enforce or seek to enforce any of its rights; commence, intervene in, respond to, or defend any action or proceeding; file, prosecute or defend any claim or cause of action in any action or proceeding (including without limitation any probate claim, bankruptcy claim, third-party claim, secured creditor claim, reclamation complaint, and complaint for relief from any stay under the Bankruptcy Code or otherwise); protect, obtain possession of, sell, lease, dispose of or otherwise enforce any security interest in or lien on any property of any kind securing any or all of the Indebtedness; or represent CB&T in any litigation with respect to Borrower's or Guarantor's affairs. In the event either CB&T or Guarantor files any lawsuit against the other predicated on a breach of this Guaranty, the prevailing party in such action shall be entitled to recover its attorneys' fees and costs of suit from the non-prevailing party.

18.  Notices. Any notice which a party shall be required or shall desire to give to the other hereunder (except for notice of revocation, which shall be governed by Section 10 of this Guaranty) shall be given by personal delivery or by telecopier or by depositing the same in the United States mail, first class postage pre-paid, addressed to CB&T at its address set forth in the heading of this Guaranty and to Guarantor at his address set forth under his signature hereon, and such notices shall be deemed duly given on the date of personal delivery or one day after the date telecopied or three business days after the date of mailing as aforesaid. CB&T and Guarantor may change their address for purposes of receiving notices hereunder by giving written notice thereof to the other party in accordance herewith. Guarantor shall give CB&T immediate written notice of any change in his address.

19.  Claims. Guarantor agrees that any claim or cause of action by Guarantor against CB&T, or any of CB&T's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Guaranty, or any other present or future agreement between CB&T and Guarantor or between CB&T and Borrower, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by CB&T, or by CB&T's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Guarantor by the commencement of an action or proceeding in a court of competent jurisdiction within Los Angeles County, California, by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of CB&T or any other person authorized to accept service of process on behalf of CB&T, within 30 days thereafter. Guarantor agrees that such one year period is a reasonable and sufficient time for Guarantor to investigate and act upon any such claim or cause of action. The one year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of CB&T. This provision shall survive any termination of this Guaranty or any other agreement.

20.  Construction; Severability. If more than one person has executed this Guaranty, the term "Guarantor" as used herein shall be deemed to refer to all and any one or more such persons and their obligations hereunder shall be joint and several. Without limiting the generality of the foregoing, if more than one person has executed this Guaranty, this Guaranty shall in all respects be interpreted as though each person signing this Guaranty had signed a separate Guaranty, and references herein to "other guarantors" or words of similar effect shall include without limitation other persons signing this Guaranty. As used in this Guaranty, the term "property" is used in its most comprehensive sense and shall mean all property of every kind and nature whatsoever, including without limitation real property, personal property, mixed property, tangible property and intangible property. Words used herein in the masculine gender shall include the neuter and feminine gender, words used herein in the neuter gender shall include the masculine and feminine, words used herein in the singular shall include the plural and words used in the plural shall include the singular, wherever the context so reasonably requires. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance.

21.  General Provisions. CB&T shall have the right to seek recourse against Guarantor to the full extent provided for herein and in any other instrument or agreement evidencing obligations of Guarantor to CB&T, and against Borrower to the full extent of the Indebtedness. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of CB&T's right to proceed in any other form of action or proceeding or against any other party. The failure of CB&T to enforce any of the provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies hereunder shall be cumulative and shall be in addition to all rights, powers and remedies given to CB&T by law or under any other instrument or agreement. Time is of the essence in the performance by Guarantor of each and every obligation under this Guaranty. If Borrower is a corporation, partnership or other entity, Guarantor hereby agrees that CB&T shall have no obligation to inquire into the power or authority of Borrower or any of its officers, directors, partners, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of any such power or authority shall be included in the Indebtedness guaranteed hereby. This Guaranty is the entire and only agreement between Guarantor and CB&T with respect to the guaranty of the Indebtedness of Borrower by Guarantor, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby. No course of dealings between the parties, no usage of the trade, and no parole or extrinsic evidence of any nature shall be used or be relevant to supplement or explain or modify any term or provision of this Guaranty. There are no conditions to the full effectiveness of this Guaranty. The terms and provisions hereof may not be waived, altered, modified, or amended except in a writing executed by Guarantor and a duly authorized officer of CB&T. All rights, benefits and privileges hereunder shall inure to the benefit of and be enforceable by CB&T and its successors and assigns and shall be binding upon Guarantor and his heirs, executors, administrators, personal representatives, successors and assigns. Section headings are used herein for convenience only. Guarantor acknowledges that the same may not describe completely the subject matter of the applicable Section, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof.

22.  Governing Law; Venue and Jurisdiction. This instrument and all acts and transactions pursuant or relating hereto and all rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the internal laws of the State of California without regard for principles of conflicts of laws. In order to induce CB&T to accept this Guaranty, and as a material part of the consideration therefor, Guarantor (i) agrees that all actions or proceedings relating directly or indirectly hereto shall, at the option of CB&T, be litigated in courts located within Los Angeles County, California; (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Guarantor may have to transfer or change the venue of any such action or proceeding.

23.  Mutual Waiver of Right to Jury Trial. CB&T AND GUARANTOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, LAWSUIT OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS GUARANTEE OR ANY SUPPLEMENT OR AMENDMENT THERETO; OR (ii) ANY BREACH, CONDUCT, ACTS OR OMISSIONS OF CB&T OR GUARANTOR OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSON AFFILIATED WITH OR REPRESENTING CB&T OR GUARANTOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE

24.  Receipt of Copy. Guarantor acknowledges receipt of a copy of this Guaranty.

COLLECTORS-UNIVERSE, INC.
a Delaware Corporation

By:
Name:
Title

ACCEPTED AND AGREED

CALIFORNIA BANK & TRUST
a California banking corporation

By:
Name:
Title